EXHIBIT 23.3


                   Consent of Independent Public Accountants

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-24803 and No. 333-33191) of Iron Mountain Incorporated of our report dated February 21, 1997, with respect to the consolidated financial statements of HIMSCORP, Inc. and Subsidiaries included in the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 25, 1997 and incorporated by reference in the Registration Statement on Form S-4 dated November 26, 1997 filed by Iron Mountain Incorporated with the Securities and Exchange Commission.



                                                  /s/ Ernst & Young LLP

                                                  Ernst & Young LLP



Chicago, Illinois
November 24, 1997